SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549
             __________________________________________________

                                FORM 8-KA-1
                              Amendment No. 1
                              CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 1996

                       K.L.S. ENVIRO RESOURCES, INC.
          (Exact name of registrant as specified in its charter)


   Nevada                        0-24152                  75-2460365
 (State or other          (Commission File No.)          (IRS Employer
 jurisdiction of                                         identification
  incorporation)                                         number)


               3220 North Freeway, Fort Worth, Texas 76111
            (Address of principal executive offices, zip code)

Registrant's telephone number, including area code:  (817) 624-4844

Item 5.  Other Events

Changes to Registrant's Board of Directors

     On December 31, 1996, in part as a result of agreements reached with the purchasers of the Company's common stock under the terms of a private placement of securities by the Registrant, changes were made to the board of directors of the Registrant by the addition of four new directors. A copy of the Registrant's press release announcing the change on January 3, 1997 is attached to this Report as Attachment 1. As a result of these changes, the board of directors of the Registrant is now as follows:

Name                    Age               Position
---------            -----------          --------------------------

Stephen M. Studdert      49               Chairman of the Board of Directors

Thomas A. Murdock        54               Director

Raymond H.  Kurzon       48               President and Director

Charles E.  Nuanez       39               Vice President and
                                          Director

Wyman Au                 57               Director

Philip B.  Smith         61               Director

Roger D. Dudley          44               Chief Financial Officer and Director

Joseph Verner Reed       60               Director

Rick D. Nydegger         48               Director


     Raymond H. Kurzon has been President and a Director of the Company since its formation in 1993. From April 1987 to May 1990, Mr. Kurzon was an independent real estate consultant. From May 1990 to March 1992, he was a partner/manager in a joint venture with Golden Corral Corp. From April to July 1992, Mr. Kurzon served as Assistant to the President of Gateway Mining Company, a Nevada corporation, a position he previously held on a part-time basis from May 1991 until April 1992. From July 1992 to the inception of the Company in January 1993, Mr. Kurzon was involved in working on the formation of the Company.

     Charles E. Nuanez has been Vice President and a Director of the Company since inception. From 1980 through June 1990, Mr. Nuanez served Pacific Silver Corp. and Silver King Mines Inc. as Mine Superintendent and Mine Manager at different locations. From June 1990 to September 1991, Mr. Nuanez was employed by Alta Gold Co. as General Manager of certain mining prospects and, from October 1991 to March 1993, as Manager of Nevada Operations. Also, since October 1991, Mr. Nuanez has been employed by Dateline Drilling, Inc. in various capacities and currently serves as its President.

     Wyman Au has been a Director of the Company since November 1993. For more than the past 30 years, Mr. Au has been employed as a meteorologist by the National Weather Service in Honolulu, Hawaii. Mr. Au currently is a Director (Vice-Chairman) of the Honolulu Federal Employees Credit Union, a Director and Secretary of the Hawaii Credit Union League, and a National Director of the Credit Union National Association.

     Philip B. Smith has been a Director of the Company since February 1995. Mr. Smith served as the Managing Director of Prudential Securities in its Merchant Bank from 1986 until 1988. Mr. Smith is a founding General Partner of Lawrence Venture Associates, a venture capital limited partnership based in New York, New York, where Mr. Smith served as General Partner from 1984 to the present time. Mr. Smith is presently Managing General Partner of The Private Equity Partnership based in New York, New York, which was formed in 1988. He is also Vice Chairman of Spencer Trask, Inc. in New York, New York, and is a special limited partner and founder of Utech Venture Capital Fund located in Washington, D.C. Mr. Smith also serves on the Board Of Directors of Movie Gallery Inc., American Family Restaurants, StarPress Inc., Digital Video Inc., AstroSciences, Inc., and several private companies. In addition, Mr. Smith previously has worked with Citibank where he founded Citicorp Venture Capital for which he served as President and Chief Executive Officer, and he served as Executive Vice President and Group Executive of the Worldwide Corporate Group at Irving Trust Company. Mr. Smith received a BSE in Chemical Engineering from Princeton University and a Masters of Business Administration from the Harvard Business School and is an adjunct professor at Columbia Business School.

     Thomas A. Murdock has been a director of the Company since July 1996. Since June 1994, Mr. Murdock has been an officer and director of fonix Corporation ("fonix"), a publicly-held research and development company engaged in the development of speech recognition technology. Since June 1996 he has been a director and the President and Chief Operating Officer of fonix. Mr. Murdock is also President of Studdert Companies Corp. ("SCC") and Assistant to the Chairman and a Director of Synergetics, Inc., a private research and development company. For much of his career, Mr. Murdock has been a commercial banker and a senior corporate executive with significant international emphasis and experience. Mr. Murdock is a manager of SMD, L.L.C. ("SMD"), a significant shareholder of the Company.

Named to the Board on December 31, 1996 to fill current vacancies and newly-created seats on the Board were the following:

     Stephen M. Studdert was elected Chairman of the Board of Directors of the Registrant on December 31, 1996. Mr. Studdert is also the Chairman of the Board of Directors (since June 1994) and Chief Executive Officer (since June
1996) of fonix. He also is Chairman and CEO of SCC and a manager and member of SMD. Mr. Studdert served as a White House advisor to U.S. Presidents Bush, Reagan and Ford. He has served as a member of the President's Export Council and the Foreign Trade Practices Subcommittee, and is a Director and former Chairman of the Federal Home Loan Bank of Seattle. From October 1993 until March 10, 1995, Mr. Studdert also served as a director of Seiler Pollution Control Systems, Inc., a corporation which has a class of securities registered under the Securities Exchange Act of 1934.

     Roger D. Dudley has been a director and officer of fonix since 1994.  He is presently a director and Executive Vice President, Chief Financial Officer
and Secretary of fonix.   Mr. Dudley is Executive Vice President of SCC and a
manager of SMD. After several years at IBM in marketing and sales, he began his career in the investment banking and asset management industry. He has extensive experience in real estate asset management and in project development. He also serves as Executive Vice President of an international investment fund, and has managed assets in excess of $200 million. From February 1995 to November 1995, Mr. Dudley served as a director for PCT Holdings, Inc., a
Nevada corporation, which has a class of securities registered under the Securities Exchange Act of 1934.

     Joseph Verner Reed is Under Secretary General of the United Nations in New York. Following a career as a senior advisor to the Chairman of the Chase Manhattan Bank, Ambassador Reed became the United States Ambassador to Morocco. He subsequently served as United States Ambassador to the United Nations and Chief of Protocol of the United States. He holds honorary degrees from several universities. Since June 1994, Ambassador Reed has also served as a director of fonix.

     Rick D. Nydegger is a patent and trademark attorney. Mr. Nydegger is a founding member and senior partner of the law firm Workman, Nydegger & Seeley in Salt Lake City, Utah, a firm specializing in patent, trademark, copyright, trade secret, unfair competition, licensing and intellectual property matters. Mr. Nydegger received his law degree from the J. Reuben Clark Law School (cum laude, 1974). He has published numerous articles in trade journals and law reviews on the subject of computer law and intellectual property. Mr. Nydegger is registered to practice before the U.S. Patent and Trademark Office, and has been admitted to practice before the U.S. Court of Appeals in the Federal Circuit and the Fifth and Tenth Circuits, as well as the U.S. Supreme Court. Mr. Nydegger recently joined the board of directors of fonix.

     Directors of the Registrant, including those appointed on December 31, 1996, hold office until the next annual meeting of the Registrant's shareholders and until their successors have been elected and duly qualified. Notwithstanding that the newly appointed board members are also directors of fonix, there is no present relationship, contractual or otherwise between the Registrant and fonix and no relationship is intended or expected to develop in the future. Short-term loans made by fonix to the Registrant totaling approximately $1,900,000 dollars have been repaid or converted (by an assignee of fonix) to shares of Common Stock of the Registrant and there are no outstanding amounts owed by the Registrant to fonix at this time. The Registrant owes SMD a total of approximately $185,191 for sums previously loaned by SMD to the Registrant. SMD also holds warrants to purchase 6,600,000 shares of common stock of the Company.

     At its meeting on December 31, 1996, the board of directors, as newly constituted, appointed Stephen M. Studdert as Chairman and elected an Executive Committee, an Audit Committee and a Compensation Committee from among its members. The Executive Committee is comprised of Mr. Kurzon as Chairman, Mr. Studdert, Mr. Murdock and Mr. Dudley. The Audit Committee will be made up of Mr. Dudley as Chairman (who will also be the Chief Financial Officer of the Registrant), Mr. Smith and Mr. Au. The Compensation Committee will be comprised of Mr. Reed as Chairman, Mr. Nuanez and Mr. Murdock. The board confirmed the positions of Mr. Kurzon as President and CEO, Mr. Dudley as CFO, Mr. Nuanez as Vice President and Jeffrey N. Clayton of Salt Lake City as Secretary of the Registrant.

     In the same meeting, the board ratified a management agreement with SCC, a Utah corporation owned by SMD, and controlled by Messrs Studdert, Murdock and Dudley, to provide management, investor relations and investment banking services for the Registrant. The contract provides for a payment of monthly management fees in the amount of $50,000 in cash or shares of common stock of the Registrant. The term of the agreement is for two years.
Messrs. Studdert, Murdock and Dudley abstained from the ratifying vote on this matter, as did Mr. Nydegger, who is a fonix board member and also a member of the Registrant's board of directors.

     Finally, the board approved a stock option plan known as the 1997 Stock Option Plan providing for the grant of options for up to an aggregate of 2,230,000 shares of common stock of the Registrant to employees, officers and directors of the Registrant in amounts determined by the board of directors or a committee of the board of directors, with such grants to be approved by the board or otherwise in a manner intended to satisfy the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. For 1997, the committee of the board which shall approve grants shall be comprised of Mr. Reed as Chairman, Mr. Murdock and Mr. Nuanez.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              K.L.S. ENVIRO RESOURCES, INC.



                              By: /s/ Raymond H. Kurzon
                              -----------------------------------
                              Raymond H. Kurzon,  President/CEO


Dated: January 3, 1997

Attachment - Press Release of 1/3/97

FOR IMMEDIATE RELEASE                                   Contact: Hugh O'Neill
January 3, 1997                                         801/328-8700


KLS ENVIRO RESOURCES, INC. RESTRUCTURES BOARD OF DIRECTORS

FT. WORTH, TX---KLS Enviro, Inc (Nasdaq BB: KLSE) announced the restructuring of its board of directors, increasing membership from six to nine. KLS CEO Raymond H. Kurzon said: "The addition of these members to the board reflects the new management and financial support of Studdert Companies Corporation
(SCC). Due to their guidance, diligence and participation in the process, our Company is growing, our customer base is increasing and shareholder value has never looked more encouraging. SCC brings to the board greatly needed international expertise as well as entre to foreign countries for mineral concessions and possible mining operations."

In related action, Stephen M. Studdert was elected chairman of the board. "I heartily endorse this decision by the board. We all have an excellent working relationship with Steve, and greatly appreciate what he brings to the Company," Kurzon added.

The new directors elected to the board:

     Stephen M. Studdert, Chairman; Chairman and CEO of Studdert Companies Corp, and of fonix corporation, both of Salt Lake City, Utah. Mr.
Studdert has served as a senior White House advisor to Presidents Ford, Reagan and Bush. He also has served as a member of the President's Export Council, and is a director and former chairman of the $20 billion Federal Home Loan Bank of Seattle.

     Joseph Verner Reed, Director; Under Secretary General of the United Nations. Ambassador Reed also served as U.S. Ambassador to Morocco and to the United Nations, U.S. Chief of Protocol, and as a senior official at Chase Manhattan Bank. He has vast experience in international affairs, trade and finance.

     Roger D. Dudley, Director; Executive Vice President of Studdert Companies Corp., Salt Lake City, UT. He also serves as Executive Vice President, CFO and Director of fonix corporation. Mr. Dudley has an extensive career in investment banking, finance, sales and marketing.

     Rick D. Nydegger, Director; international patent attorney with the firm of Workman, Nydegger& Seeley, Salt Lake City, UT. Mr. Nydegger specializes in intellectual property and technology-related law.

Other members of the board of directors:

     Raymond H. Kurzon, President and CEO, Fort Worth, TX.
     Charles Nuanez, Vice President; President, Dateline Drilling. Inc., Missoula, MT.
     Thomas A. Murdock, Director; President, Studdert Companies Corp., Salt Lake City, UT; President, COO and Director of fonix corporation.
     Wyman Au, Director, Vice Chairman, Honolulu Federal Employees Credit Union, Honolulu, HI; Director, Credit Union National Association.
     Philip B. Smith, Director; Managing General Partner, The Private Equity Partnership; Vice Chairman, Spencer Trask, Inc., New York City.

KLS Enviro Resources, Inc. is a mining services company, specializing in the exploration and drilling for gold and other precious minerals. The company is also engaged in the design and manufacturing of drilling rigs as well as the acquisition of precious mineral reserves, primarily gold.

NOTE: Any statements released by KLS Enviro Resources, Inc. that are forward looking are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties which may affect the\ Company's business prospects and performance. This includes economic, competitive, governmental, technological and other factors discussed in the Company's filings with the SEC: on forms 10-K, 10-Q and 8-K.

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